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                                                                     EXHIBIT 3.2

                                  CYSIVE, INC.

                                     BYLAWS



                                    ADOPTED

                                     AS OF

                               SEPTEMBER 23, 1999
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                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
1.    OFFICES.............................................................1
      1.1. Registered Office..............................................1
      1.2. Other Offices..................................................1
2. MEETINGS OF STOCKHOLDERS...............................................1
      2.1. Place of Meetings..............................................1
      2.2. Annual Meetings................................................1
      2.3. Special Meetings...............................................3
      2.4. Notice of Meetings.............................................4
      2.5. Waivers of Notice..............................................4
      2.6. List of Stockholders...........................................4
      2.7. Quorum at Meetings.............................................5
      2.8. Voting and Proxies.............................................5
      2.9. Required Vote..................................................5
      2.10. Action Without a Meeting......................................6
      2.11. Inspectors....................................................6
3. DIRECTORS..............................................................7
      3.1. Powers.........................................................7
      3.2. Number and Election............................................7
      3.3. Nomination of Directors........................................8
      3.4. Vacancies......................................................8
      3.5. Meetings.......................................................9
               3.5.1. Regular Meetings....................................9
               3.5.2. Special Meetings....................................9
               3.5.3. Telephone Meetings..................................9
               3.5.4. Action Without Meeting..............................9
               3.5.5. Waiver of Notice of Meeting.........................9
      3.6. Quorum and Vote at Meetings....................................10
      3.7. Committees of Directors........................................10
      3.8. Compensation of Directors......................................11
4. OFFICERS...............................................................11
      4.1. Positions......................................................11
      4.2. Chairperson and Vice Chairperson...............................11
      4.3. Chief Executive Officer........................................12
      4.4. President......................................................12
      4.5. Chief Operating Officer........................................12
      4.6. Chief Financial Officer........................................12
      4.7. Senior Vice President..........................................12

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      4.8. Vice Presidents................................................13
      4.9. Secretary......................................................13
      4.10. Assistant Secretary...........................................13
      4.11. Treasurer.....................................................13
      4.12. Assistant Treasurer...........................................14
      4.13. Term of Office................................................14
      4.14. Compensation..................................................14
      4.15. Fidelity Bonds................................................14
5. CAPITAL STOCK..........................................................14
      5.1. Certificates of Stock; Uncertificated Shares...................14
      5.2. Lost Certificates..............................................15
      5.3. Record Date....................................................15
               5.3.1. Actions by Stockholders.............................15
               5.3.2. Payments............................................16
      5.4. Stockholders of Record.........................................16
6. INDEMNIFICATION; INSURANCE.............................................17
      6.1. Authorization of Indemnification...............................17
      6.2. Right of Claimant to Bring Action Against the Corporation......18
      6.3. Non-exclusivity................................................18
      6.4. Survival of Indemnification....................................19
      6.5. Insurance......................................................19
7. GENERAL PROVISIONS.....................................................19
      7.1. Inspection of Books and Records................................19
      7.2. Dividends......................................................20
      7.3. Reserves.......................................................20
      7.4. Execution of Instruments.......................................20
      7.5. Fiscal Year....................................................20
      7.6. Seal...........................................................20

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                          AMENDED AND RESTATED BYLAWS

                                       OF

                                  CYSIVE, INC.

1.    OFFICES

      1.1.   REGISTERED OFFICE

             The initial registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent in charge thereof shall be Corporation Services Company.

      1.2.   OTHER OFFICES

             The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2.    MEETINGS OF STOCKHOLDERS

      2.1.   PLACE OF MEETINGS

             All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board, the Chairperson, Chief Executive Officer or the President.

      2.2.   ANNUAL MEETINGS

             (a) The Corporation shall hold annual meetings of stockholders, commencing with the year 1999, on such date and at such time as shall be designated from time to time by the Board, the Chairperson, the Chief Executive Officer or the President. At each annual meeting, the stockholders shall elect by a plurality vote (as provided in SECTION 2.9 hereof) directors to succeed those whose terms expire at the time of the annual meeting. The nomination of persons for

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election to the Board and the proposal of any other business to be transacted at an annual meeting may be made only (i) by or at the direction of the Board or (ii) by any stockholder of record who gives notice in accordance with the procedures set forth in paragraph (b) of this SECTION 2.2 and who is a stockholder of record both on the date of giving such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting; only persons thereby nominated shall be eligible to serve as directors and only business thereby proposed shall be transacted at an annual meeting. The presiding officer of the annual meeting shall determine whether a nomination or any proposal of business complies or complied with this SECTION 2.2.

             (b) For nominations and other business to be brought properly before an annual meeting by a stockholder pursuant to clause (ii) of paragraph
(a) of this SECTION 2.2, the stockholder must deliver notice to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with this SECTION 2.2(b). The notice must be received by the Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the stockholder must so deliver the notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; provided further, however, that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 70 days prior to the first anniversary of the preceding annual meeting, with respect to nominees for any new position created by the increase, the stockholder must so deliver the notice not later than the close of business on the tenth day following the day on which such public announcement is first made. The stockholder's notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder (together with such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), whether or not the Corporation is then subject to Section 14(a) and such rules and regulations;
(ii) as to any other business that the stockholder proposes to transact at the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest in the business of the stockholder and of the beneficial owner, if any, on whose behalf the proposal is

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made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the stockholder, as they appear on the Corporation's books, and of such beneficial owner, the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner and a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. For purposes of this SECTION 2.2 and SECTION 2.3 hereof, a "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service, in a document publicly filed with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or their successor provisions), or in a notice of meeting or proxy statement mailed generally to the Corporation's stockholders. In giving notice under this SECTION 2.2, a stockholder must also comply with state law and the Exchange Act (and the rules and regulations thereunder). Nothing in this SECTION 2.2 shall be deemed to affect the rights of a stockholder to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (or its successor provision) under the Exchange Act.

      2.3.   SPECIAL MEETINGS

             Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Board, the Chairperson, the Chief Executive Officer, or the President or by the stockholders as set forth in the Corporation's Second Amended and Restated Certificate of Incorporation (as amended and restated from time to time, the "SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION"). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice relating to such meeting (or to the purposes for which the meeting is called if such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the "DELAWARE GENERAL CORPORATION LAW") or these Bylaws). In the case of a special meeting of stockholders called for the purpose of electing directors, nominations may be made only (i) by or at the direction of the Board or (ii) by any stockholder of record who delivers to the Secretary, no later than the tenth day following the day on which public announcement of the special meeting is made, a notice that complies with and is delivered in accordance with SECTION 2.2(b) above.

      2.4.   NOTICE OF MEETINGS

             Written notice of any meeting of stockholders, stating the place, date and hour of the meeting, and (if it is a special meeting) the purpose or purposes for

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which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222 (or any successor section) of the Delaware General Corporation Law.

      2.5.   WAIVERS OF NOTICE

             Whenever the giving of any notice is required by statute, the Second Amended and Restated Certificate of Incorporation or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice
(1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

      2.6.   LIST OF STOCKHOLDERS

             After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held. Such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting.

      2.7.   QUORUM AT MEETINGS

             Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Second Amended and Restated Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in

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person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object
(1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

      2.8.   VOTING AND PROXIES

             Unless otherwise provided in the Delaware General Corporation Law or in the Second Amended and Restated Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation's capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

      2.9.   REQUIRED VOTE

             When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Second Amended and Restated Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

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      2.10.  ACTION WITHOUT A MEETING

             Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes of each class or series that would be necessary to authorize or take the action at a meeting at which all shares of each class or series entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within sixty days of the delivery of the earliest-dated consent. Written notice of the action taken shall be given in accordance with the Delaware General Corporation Law to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

      2.11.  INSPECTORS

             Prior to any meeting of stockholders, the Board, the Chief Executive Officer, or the President shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the

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closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purposes of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

3.    DIRECTORS

      3.1.   POWERS

             The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Second Amended and Restated Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.

      3.2.   NUMBER AND ELECTION

             The number of directors constituting the entire Board shall be the number, within the range set forth in the Second Amended and Restated Certificate of Incorporation, fixed from time to time by the Board in the manner set forth in the Second Amended and Restated Certificate of Incorporation. Unless the Certificate of Incorporation provides otherwise, the directorships (i.e., the particular seats on the Board) shall be classified into three classes (designated as Class I, Class II and Class III) as nearly equal in number as possible.

             The directors shall be elected at the annual meeting of the stockholders, except as provided in SECTION 3.4 hereof, and each director elected shall hold office until such director's successor is elected and qualified or until the director's earlier death, resignation or removal. Directors need not be stockholders.

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      3.3.   NOMINATION OF DIRECTORS

             The Board shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any Corporation stockholder, provided such other nomination(s) are submitted in writing to the Secretary of the Corporation no earlier than 60 days nor later than 90 days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of the Corporation's stock owned, directly or indirectly, by the nominator. 3.4

      3.4.   VACANCIES

             Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Second Amended and Restated Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

      3.5.   MEETINGS

             3.5.1.  REGULAR MEETINGS

             Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

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             3.5.2.  SPECIAL MEETINGS

             Special meetings of the Board may be called by the Chairperson, the Chief Executive Officer or President on one day's notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram or facsimile transmission, and on five days' notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

             3.5.3. TELEPHONE MEETINGS

             Members of the Board may participate in a meeting of the Board by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

             3.5.4.  ACTION WITHOUT MEETING

             Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.

             3.5.5.  WAIVER OF NOTICE OF MEETING

             A director may waive any notice required by statute, the Second Amended and Restated Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      3.6.   QUORUM AND VOTE AT MEETINGS

             At all meetings of the Board, a quorum of the Board consists of one -third (1/3) of the total number of directors comprising the full Board as established pursuant to SECTION 3.2 of these Bylaws. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board,

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except as may be otherwise specifically provided by statute or by the Second
Amended and Restated Certificate of Incorporation or by these Bylaws.

      3.7.   COMMITTEES OF DIRECTORS

             The Board may designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing any Bylaw of the Corporation; and unless the resolution designating the committee, these Bylaws or the Second Amended and Restated Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board, when required. Unless otherwise specified in the Board resolution appointing the Committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board apply, as well, to such committees and their members.

      3.8.   COMPENSATION OF DIRECTORS

             The Board shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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4.    OFFICERS

      4.1.   POSITIONS

             The officers of the Corporation shall be a Chairperson, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Treasurer, and a Secretary, and such other officers as the Board (or an officer authorized by the Board) from time to time may appoint, including one or more Vice Chairpersons, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board or by any officer(s) authorized by the Board to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall the President and the Secretary be the same person. Each of the Chairperson, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and/or any Vice President may execute bonds, mortgages, contracts, and other instruments and documents under the seal of the Corporation, if required, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

      4.2.   CHAIRPERSON AND VICE CHAIRPERSON

             The Chairperson shall (when present and unless otherwise provided by resolution of the Board or delegated by the Chairperson) preside at all meetings of the Board and stockholders, and shall ensure that all orders and resolutions of the Board and stockholders are carried into effect. The Vice Chairperson (if there be one, and if there be more than one, in the order designated, or in the absence of any designation, then in the order of their election) shall, in the absence of the Chairperson (unless otherwise provided by resolution of the Board), preside at all meetings of the Board and stockholders.

      4.3.   CHIEF EXECUTIVE OFFICER

             The Chief Executive Officer of the Corporation shall be the Chief Executive of the Company and shall have full responsibility and authority for management of the operations of the Corporation, subject, however, to the control of the Board. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive, and shall have and perform such other duties as may be prescribed by the stockholders, the Board or the Executive Committee (if any).

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      4.4.   PRESIDENT

             The President shall have shall have full responsibility and authority for management of the operations of the Corporation, subject, however, to the control of the Board. The President shall perform all duties incident to the office of the President, and shall have and perform such other duties as may be prescribed by the stockholders, the Board or the Executive Committee (if any).

      4.5.   CHIEF OPERATING OFFICER

             The Board may designate a Chief Operating Officer who shall have the responsibilities and duties as set forth by the Chief Executive Officer, the President, the Board or the Executive Committee (if any).

      4.6.   CHIEF FINANCIAL OFFICER

             The Board may designate a Chief Financial Officer who shall have the responsibilities and duties as set forth by the Chief Executive Officer, the President, the Board or the Executive Committee (if any). Such responsibilities may include all responsibilities assumed by the Treasurer, and may also include the management of any and all Treasurers and Assistant Treasurers.

      4.7.   SENIOR VICE PRESIDENT

             The Board may designate one or more Senior Vice Presidents who shall have the responsibilities and duties as set forth by the Chief Executive Officer, the President, the Board or the Executive Committee (if any). The responsibilities of any such Senior Vice President may include all responsibilities assumed by any Vice President, and may also include the management of any and all Vice Presidents.

      4.8.   VICE PRESIDENTS

             In the absence of the Chief Executive Officer and the President, or in the event of the inability or refusal to act by the Chief Executive Officer and the President, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. Unless the order is otherwise designated, (i) the Chief Operating Officer shall come in order before any Senior Vice President and any Vice

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

President; and (ii) the Chief Operating Officer and any Senior Vice President shall come in order before any Vice President.

      4.9.   SECRETARY

             The Secretary shall have responsibility for preparation of minutes of meetings of the Board and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

      4.10.  ASSISTANT SECRETARY

             The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.

      4.11.  TREASURER

             The Treasurer, if one is appointed, shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer, if one is appointed, shall render to the Chairperson, the Chief Executive Officer, the President, the Chief Financial Officer, and the Board, upon request, an account of all financial transactions and of the financial condition of the Corporation.

      4.12.  ASSISTANT TREASURER

             The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

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

      4.13.  TERM OF OFFICE

             The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board.

      4.14.  COMPENSATION

             The compensation of officers of the Corporation shall be fixed by the Board or by any officer(s) authorized by the Board to prescribe the compensation of such other officers.

      4.15.  FIDELITY BONDS

             The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5.    CAPITAL STOCK

      5.1.   CERTIFICATES OF STOCK; UNCERTIFICATED SHARES

             The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairperson, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Senior Vice President, or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

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

      5.2.   LOST CERTIFICATES

             The Board, Chairperson, Chief Executive Officer, President or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Board or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

      5.3.   RECORD DATE

             5.3.1.  ACTIONS BY STOCKHOLDERS

             In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 days nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

             In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the Delaware

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

General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed by the Board and prior action by the Board is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

             5.3.2.  PAYMENTS

             In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      5.4.   STOCKHOLDERS OF RECORD

             The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

6.    INDEMNIFICATION; INSURANCE

      6.1.   AUTHORIZATION OF INDEMNIFICATION

             Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or

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

general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to SECTION 6.2 hereof) only if such proceeding (or part thereof) was authorized by the Board. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board. The indemnification conferred in this SECTION 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this SECTION
6.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board deems appropriate.

      6.2.   RIGHT OF CLAIMANT TO BRING ACTION AGAINST THE CORPORATION

             If a claim under SECTION 6.1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under SECTION 6.1, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation to have made a determination (in the manner provided under the Delaware General Corporation Law) prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

      6.3.   NON-EXCLUSIVITY

             The rights to indemnification and advance payment of expenses provided by SECTION 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

      6.4.   SURVIVAL OF INDEMNIFICATION

             The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, SECTION 6.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

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

      6.5.   INSURANCE

             The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

7.    GENERAL PROVISIONS

      7.1.   INSPECTION OF BOOKS AND RECORDS

             Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

      7.2.   DIVIDENDS

             The Board may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Second Amended and Restated Certificate of Incorporation and the laws of the State of Delaware.

      7.3.   RESERVES

             The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

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

      7.4.   EXECUTION OF INSTRUMENTS

             All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

      7.5.   FISCAL YEAR

             The fiscal year of the Corporation shall be fixed by resolution of the Board.

      7.6.   SEAL

             The corporate seal shall be in such form as the Board shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   * * * * *

     The foregoing Bylaws were adopted by the Board on September 23, 1999.

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